Execution Version
SECOND AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT
THIS SECOND AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of June 1, 2021 is made between Par Hawaii Refining, LLC, a Hawaii limited liability company (the “Company”), and J. Aron & Company LLC, a New York limited liability company (“Aron”).
WHEREAS, the Company owns and operates the Refinery for the processing and refining of Crude Oil and other feedstocks and the recovery therefrom of refined products;
WHEREAS, the Company and Aron entered into a Supply and Offtake Agreement, dated as of June 1, 2015, providing for a supply and offtake transaction under which Aron agreed to supply Crude Oil to the Company to be processed at the Refinery and purchase all Products from the Company produced at the Refinery (as amended or otherwise modified from time to time, the “Original S&O Agreement”);
    WHEREAS, as a condition precedent to Aron’s obligations under the Original S&O Agreement, the Company and Aron entered into a Pledge and Security Agreement dated as of June 1, 2015 (the “Original Pledge and Security Agreement”), which was amended and restated on December 21, 2017 (as amended or otherwise modified prior to the date hereof, the “First Amended and Restated Pledge and Security Agreement”) in connection with the transactions contemplated by the First Amended and Restated Supply and Offtake Agreement, dated as of December 21, 2017, between the Company and Aron (as amended or otherwise modified prior to the date hereof, the “First Amended and Restated S&O Agreement”);
    WHEREAS, the Company and Aron desire to amend and restate in its entirety the First Amended and Restated S&O Agreement and have entered into the Second Amended and Restated Supply and Offtake Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “S&O Agreement”); and
    WHEREAS, it is a condition precedent to effectiveness of the S&O Agreement that the Company and Aron enter into this Agreement amending and restating the First Amended and Restated Pledge and Security Agreement.
NOW, THEREFORE, the parties hereto agree as follows:
SECTION 1 Definitions; Interpretation.
(a) Terms Defined in S&O Agreement. Subject to Section 1(c), all capitalized terms used in this Agreement (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the S&O Agreement.
(b) Certain Defined Terms
. As used in this Agreement, the following terms shall have the following meanings:
“Accounts” means any and all of the Company’s accounts, as such term is defined in Section 9-102 of the UCC.
“Books” means all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for the Company in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral, including: (i) ledgers; (ii) records indicating, summarizing, or evidencing the Company’s assets (including Inventory and Rights to Payment), business
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operations or financial condition; (iii) computer programs and software; (iv) computer discs, tapes, files, manuals, spreadsheets; (v) computer printouts and output of whatever kind; (vi) any other computer prepared or electronically stored, collected or reported information and equipment of any kind; and (vii) any and all other rights now or hereafter arising out of any contract or agreement between the Company and any service bureau, computer or data processing company or other Person charged with preparing or maintaining any of the Company’s books or records or with credit reporting, including with regard to the Company’s Accounts.
“Chattel Paper” means any and all of the Company’s chattel paper, as such term is defined in Section 9-102 of the UCC, including all Electronic Chattel Paper.
“Collateral” has the meaning set forth in Section 2(a).
“Commercial Tort Claims” means any and all of the Company’s commercial tort claims, as such term is defined in Section 9-102 of the UCC, including any described in Schedule 1.
“Control Agreement” means any control agreement or other agreement with any securities intermediary, bank or other Person establishing Aron’s control with respect to any Deposit Accounts, Letter-of-Credit Rights or Investment Property, for purposes of Article 8 or Sections 9-104, 9-106 and 9-107 of the UCC.
“Controlled Account” means any Deposit Account or securities account of the Company that is subject to a Control Agreement in form and substance satisfactory to Aron.
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event that with the giving of notice or the passing of time or both would be an Event of Default.
“Deposit Account” means any deposit account, as such term is defined in Section 9-102 of the UCC, maintained by or for the benefit of the Company, whether or not restricted or designated for a particular purpose; provided, however, the term “Deposit Account” shall exclude the Excluded Accounts.
“Documents” means any of the Company’s documents, as such term is defined in Section 9-102 of the UCC.
“Electronic Chattel Paper” means any and all of the Company’s electronic chattel paper, as such term is defined in Section 9-102 of the UCC.
“Equipment” means any and all of the Company’s equipment, including any and all fixtures, as such terms are defined in Section 9-102 of the UCC.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Accounts” means: (i) Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Company’s employees (including, without limitation, pension fund accounts and 401(k) accounts), (ii)  any Deposit Account exclusively used for the posting of cash collateral to support obligations arising

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under cash-collateralized letters of credit or exposure from Hedging Agreements permitted under this Agreement and the S&O Agreement, and (iii) any Note Collateral Account.
“Excluded Assets” means (i) any property (other than equipment or inventory), including any contract, lease, permit, license, license agreement, other agreement or instrument to which the Company is a party or any of its rights or interests thereunder, solely to the extent that the grant of a security interest in such property (A) is prohibited by Applicable Law, (B) requires a consent of any Governmental Authority pursuant to Applicable Law that has not been obtained, or (C) is prohibited by, or constitutes a breach or default under, or results in the termination of or requires any consent not obtained under, any such contract, lease, permit, license, license agreement, other agreement or instrument, or Applicable Law with respect thereto, evidencing, governing, or giving rise to such property; provided that this clause (i) shall not include (x) any contract or other agreement relating to Specified Government Accounts or (y) any contract or other agreement in respect of Inventory, including, but not limited to Crude Oil and Products, (ii) any trademarks, trade names and other intellectual property, (iii) Accounts and CC Receivables (as defined in the Security Agreement (as defined in the Collateral Trust and Intercreditor Agreement)) constituting identifiable proceeds of the Note Collateral, (iv) Equity Interests in any Subsidiary of the Company, (v) Excluded Accounts, and (vi) all RINs and all Environmental Credits and catalyst of the Company; provided, however, that (x) with respect to any property that constitutes Excluded Assets solely by operation of clause (i) of this sentence, the Collateral shall include and such security interest shall automatically attach to such property immediately at such time as such prohibition, breach, default, termination (or right of termination) would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other Applicable Law, and (y) any such property shall cease to constitute Excluded Assets at such time as the condition causing such prohibition, breach, default, termination (or right of termination) no longer exists and, in each case, to the extent severable, the security interest therein shall attach immediately to any portion of such property that would not result in the above specified consequences and are not subject to such prohibitions specified in this proviso.
“First Amended and Restated Pledge and Security Agreement” has the meaning specified in the recitals hereto.
“First Amended and Restated S&O Agreement” has the meaning specified in the recitals hereto.
“General Intangibles” means any and all of the Company’s general intangibles, as such term is defined in Section 9-102 of the UCC.
“Goods” means any and all of the Company’s goods, as such term is defined in Section 9-102 of the UCC.
“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of any Person’s creditors generally or any substantial portion of such Person’s creditors, in each case undertaken under Debtor Relief Laws.
“Instruments” means any and all of the Company’s instruments, as such term is defined in Section 9-102 of the UCC.
“Inventory” means any of the Company’s inventory, as such term is defined in Section 9-102 of the UCC.

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“Investment Property” means any of the Company’s investment property, as such term is defined in Section 9-102 of the UCC.
“Letter-of-Credit Rights” means any and all of the Company’s letter-of-credit rights, as such term is defined in Section 9-102 of the UCC.
“Lien” means any security interest, lien, encumbrance, charge or other claim of any nature.
“Note Collateral Account” means any Collateral Account (as defined in the Indenture as in effect as of the date hereof).
“Original Pledge and Security Agreement” has the meaning specified in the recitals hereto.
“Original S&O Agreement” has the meaning specified in the recitals hereto.
“Par Pacific” means Par Pacific Holdings, Inc., a Delaware corporation.
“Pledged Collateral” means any and all (i) Investment Property of the Company constituting Collateral; (ii) Instruments constituting Collateral; (iii) securities, property, interest, dividends and other payments and distributions issued as an addition to, in redemption of, in renewal or exchange for, in substitution or upon conversion of, or otherwise on account of, any of the foregoing; (iv) certificates and instruments now or hereafter representing or evidencing any of the foregoing; (v) rights, interests and claims with respect to the foregoing, including under any and all related agreements, instruments and other documents, and (vi) cash and non-cash proceeds of any of the foregoing, in each case whether presently existing or owned or hereafter arising or acquired and wherever located, and as from time to time received or receivable by, or otherwise paid or distributed to or acquired by, the Company; provided that Pledged Collateral shall not include at any time any Equity Interests in any Subsidiary of the Company.
“Proceeds” means all proceeds, as such term is defined in Section 9-102 of the UCC.
“Proceeds Account” has the meaning set forth in Section 10(c).
“Related Party” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Rights to Payment” means any and all of the Company’s Accounts constituting Collateral and any and all of the Company’s rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under or with respect to its Chattel Paper, Documents, General Intangibles, Instruments, Investment Property, Letter-of-Credit Rights, Proceeds and Supporting Obligations, in each case, to the extent constituting Collateral.
“Secured Obligations” means all Obligations of the Company to Aron under or in connection with the S&O Agreement and the other Transaction Documents, including all fees due from the Company thereunder and all other amounts payable by the Company to Aron thereunder or in connection therewith, and, in each case, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and including interest that accrues after the commencement by or against the Company of any Insolvency Proceeding naming such Person as the debtor in such proceeding.

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“Supporting Obligations” means all supporting obligations, as such term is defined in Section 9-102 of the UCC.
“S&O Agreement” has the meaning specified in the recitals hereto.
“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York.
(c) Terms Defined in UCC. Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC; provided, however, that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 shall govern.
(d) Interpretation. The rules of interpretation set forth in Section 1.2 of the S&O Agreement shall be applicable to this Agreement and are incorporated herein by this reference.
(e) Amendment and Restatement. This Agreement amends and restates the First Amended and Restated Pledge and Security Agreement. The obligations of the Company under the First Amended and Restated Pledge and Security Agreement and the grant of security interest in the Collateral by the Company under the First Amended and Restated Pledge and Security Agreement shall continue under this Agreement but solely to the extent of the security interest in the Collateral as defined in this Agreement, and, to such extent, shall not in any event be terminated, extinguished or annulled, but shall hereafter be governed by this Agreement. All references to the First Amended and Restated Pledge and Security Agreement in any Transaction Document (other than this Agreement) or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof. It is understood and agreed that the First Amended and Restated Pledge and Security Agreement is being amended and restated by entry into this Agreement on the date hereof.
SECTION 2 Security Interest.
(a) Grant of Security Interest. As security for the payment and performance of the Secured Obligations, the Company hereby grants to Aron a security interest in all of the Company’s right, title and interest in, to and under the following personal property of the Company, wherever located and whether now existing or owned or hereafter acquired or arising (collectively, the “Collateral”): (i) all Inventory, including, but not limited to Crude Oil and Products; (ii) all Accounts; (iii) all Investment Property, Chattel Paper, General Intangibles, Commercial Tort Claims, Documents and Instruments, in each case, to the extent relating to the items described in clauses (i) and (ii); (iv) all Deposit Accounts and cash and cash equivalents; (v) books and records relating to clauses (i) through (iv); and (vi) all Proceeds of (including (1) products and (2) proceeds of business interruption and other insurance), and Supporting Obligations (including Letter-of-Credit Rights) with respect to, any of the foregoing; provided, however, that notwithstanding any other provision set forth in this Section 2, this Agreement shall not at any time constitute a grant of a security interest in any property that is, at such time, an Excluded Asset, and the term “Collateral” and each of the defined terms incorporated therein shall exclude the Excluded Assets.
(b) Company Remains Liable. Anything herein to the contrary notwithstanding, (i) the Company shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Aron of any of the rights granted to Aron hereunder or under any other

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Transaction Document shall not release the Company from any of its duties or obligations under any such contracts, agreements and other documents included in the Collateral, and (iii) Aron shall not have any obligation or liability under any such contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall Aron be obligated to perform any of the obligations or duties of the Company thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.
(c) Continuing Security Interest. The Company agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 23.
(d) Acknowledgment Agreement. The Company acknowledges and agrees that nothing in this Agreement limits Aron’s rights under the Acknowledgment Agreements.
SECTION 3 Perfection and Priority.
(a) Financing Statements, Etc. The Company hereby authorizes Aron to file at any time and from time to time any financing statements describing the Collateral, and the Company shall execute and deliver to Aron, and the Company hereby authorizes Aron to file (with or without the Company’s signature) at any time and from time to time, all amendments to financing statements, continuation financing statements, termination statements, assignments, affidavits, reports, notices and all other documents and instruments, in form satisfactory to Aron, as Aron may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of Aron’s security interest in the Collateral and to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, the Company (i) ratifies and authorizes the filing by Aron of any financing statements filed with respect to the Collateral prior to the date hereof and (ii) shall from time to time take the actions specified in subsections (b) through (j) below.
(b) [Reserved].
(c) Instrument Collateral. Anything to the contrary notwithstanding, so long as no Event of Default shall have occurred and be continuing, (i) the Company may retain for collection in the ordinary course any Instruments received by the Company in the ordinary course of business, and Aron shall, promptly upon request of the Company, make appropriate arrangements for making any other Instruments constituting Collateral available to the payor of any such Instrument for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent required under Applicable Law to continue perfected Aron’s security interest hereunder in such Instruments, against trust receipt or like document), and (ii) the Company may retain any additional Pledged Collateral consisting of Instruments, as long as the aggregate amount of any such Instruments so retained by the Company shall not exceed $1,000,000.
(d) Transfer of Security Interest Other Than by Delivery. If for any reason Pledged Collateral cannot be delivered to or for the account of Aron as provided in subsection 3(c), the Company shall promptly take such other steps as may be necessary or as shall be reasonably requested from time to time by Aron to effect a transfer of a perfected first priority security interest in and pledge of the Pledged Collateral to Aron pursuant to the UCC. To the extent practicable, the Company shall thereafter deliver the Pledged Collateral to or for the account of Aron as provided in subsection 3(c).
(e) [Reserved].

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(f) Documents, Etc. The Company shall deliver to Aron, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Documents and Chattel Paper, and all other Rights to Payment at any time evidenced by promissory notes, trade acceptances or other instruments, in each case, to the extent constituting Collateral and not already delivered hereunder pursuant to this Section 3; provided, however, that unless an Event of Default shall have occurred and be continuing, the Company shall not be required to deliver any Document, Chattel Paper, promissory note, trade acceptance or other instrument, as long as the aggregate amount of any such Collateral so retained by the Company shall not exceed $1,000,000. Upon the request of Aron, the Company shall mark all Documents and Chattel Paper constituting Collateral with such legends as Aron shall reasonably specify.
(g) Bailees. Any Person (other than Aron) at any time and from time to time holding all or any portion of the Collateral shall be deemed to, and shall, hold the Collateral as the agent of, and as pledge holder for, Aron. At any time and from time to time, Aron may give notice to any such Person holding all or any portion of the Collateral that such Person is holding the Collateral as the agent and bailee of, and as pledge holder for, Aron, and obtain such Person’s written acknowledgment thereof. Without limiting the generality of the foregoing, the Company will join with Aron in notifying any Person who has possession of any Collateral of Aron’s security interest therein and obtaining an acknowledgment from such Person that it is holding the Collateral for the benefit of Aron.
(h) Control. The Company shall cause all Deposit Accounts and securities accounts (other than Excluded Accounts) to be Controlled Accounts, and the Company will cooperate with Aron in obtaining control (as defined in the UCC) of Collateral consisting of any Deposit Accounts, Electronic Chattel Paper, Investment Property (excluding the Equity Interests of any Subsidiary) or Letter-of-Credit Rights, including delivery of Control Agreements, as Aron may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of Aron’s security interest in such Collateral.
(i) [Reserved].
(j) Purchase Money Security Interests. To the extent the Company uses the proceeds of any of the Secured Obligations to purchase Collateral, subject to the requirements of the S&O Agreement, the Company’s repayment of the Secured Obligations shall apply on a “first-in, first-out” basis so that the portion of the Secured Obligations used to purchase a particular item of Collateral shall be paid in the chronological order in which the Company purchased the Collateral.
SECTION 4 Representations and Warranties. So long as any of the Secured Obligations (other than contingent indemnification obligations) remain unsatisfied, the Company represents and warrants to Aron that:
(a) Location of Chief Executive Office and Collateral. The Company’s chief executive office and principal place of business (as of the Commencement Date) is located at the address set forth in Schedule 1, and all other locations (as of the Commencement Date) where the Company conducts business or Collateral is kept are set forth in Schedule 1.
(b) Locations of Books. All locations where Books pertaining to the Rights to Payment are kept, including all equipment necessary for accessing such Books and the names and addresses of all service bureaus, computer or data processing companies and other Persons keeping any Books or collecting Rights to Payment for the Company, are set forth in Schedule 1.

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(c) Jurisdiction of Organization and Names. The Company’s jurisdiction of organization is set forth in Schedule 1; and the Company’s exact legal name is as set forth in the first paragraph of this Agreement. All trade names and trade styles under which the Company presently conducts its business operations are set forth in Schedule 1, and, except as set forth in Schedule 1, the Company has not, at any time in the past: (i) been known as or used any other corporate, trade or fictitious name; (ii) changed its name; (iii) been the surviving or resulting corporation in a merger or consolidation; or (iv) acquired through asset purchase or otherwise any business of any Person.
(d) Collateral. The Company has rights in or the power to transfer the Collateral, and the Company is the sole and complete owner of the Collateral (or, in the case of after-acquired Collateral, at the time the Company acquires rights in such Collateral, will be the sole and complete owner thereof), free from any Lien other than Permitted Liens.
(e) Enforceability; Priority of Security Interest. (i) This Agreement creates a security interest which is enforceable against the Collateral in which the Company now has rights and will create a security interest which is enforceable against the Collateral in which the Company hereafter acquires rights at the time the Company acquires any such rights; and (ii) Aron has a perfected and first priority security interest in the Collateral, in which the Company now has rights, and will have a perfected and first priority security interest in the Collateral in which the Company hereafter acquires rights at the time the Company acquires any such rights, in each case, subject to Permitted Liens and securing the payment and performance of the Secured Obligations.
(f) Other Financing Statements. Other than (i) financing statements disclosed to Aron and (ii) financing statements in favor of Aron, no effective financing statement naming the Company as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.
(g) Rights to Payment.
(i)The Rights to Payment represent valid, binding and enforceable obligations of the account debtors or other Persons obligated thereon, representing, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto;
(ii)the Company has not assigned any of its rights under the Rights to Payment except as provided in this Agreement or as set forth in the other Transaction Documents; and
(iii)all Rights to Payment comply in all material respects with Applicable Law concerning form, content and manner of preparation and execution.
(h) Inventory. No Inventory is stored with any bailee, warehouseman or similar Person or on any premises leased to the Company, nor has any Inventory been consigned to the Company or consigned by the Company to any Person or is held by the Company for any Person under any “bill and hold” or other arrangement, except as set forth in Schedule 1.
(i) [Reserved].
(j) [Reserved].

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(k) Deposit Accounts. The names and addresses of all financial institutions at which the Company maintains its Deposit Accounts, and the account numbers and account names of such Deposit Accounts, are set forth in Schedule 1.
(l) Instrument Collateral. (i) The Company has not previously assigned any interest in any Instruments (other than such interests as will be released on or before the date hereof), (ii) no Person other than the Company owns an interest in the Instruments (whether as joint holders, participants or otherwise), and (iii) no material default exists under or in respect of the Instruments of the Company.
(m) [Reserved].
(n) Investment Property; Instruments; and Chattel Paper. All securities accounts of the Company and Investment Property of the Company are set forth in Schedule 1, and all Instruments and Chattel Paper held by the Company are also set forth in Schedule 1.
(o) Control Agreements. No Control Agreements exist with respect to any Collateral other than any Control Agreements in favor of Aron.
(p) Letter-of-Credit Rights. The Company does not have any Letter-of-Credit Rights except as set forth in Schedule 1.
(q) Commercial Tort Claims. The Company does not have any Commercial Tort Claims except as set forth in Schedule 1.
(r) Real Property Leases. Except as set forth on Schedule 1, the Company is not and will not become a lessee under any real property lease or other agreement governing the location of Collateral at the premises of another Person pursuant to which the lessor or such other Person may obtain any rights in any of the Collateral, and no such lease or other such agreement now prohibits, restrains, impairs or will prohibit, restrain or impair the Company’s right to remove any Collateral from the premises at which such Collateral is situated, except for the usual and customary restrictions contained in such leases of real property.
(s) Insurance. Aron is named as loss payee or additional insured, as appropriate, on each insurance policy identified on Schedule 1.
SECTION 5 Covenants. So long as any of the Secured Obligations (other than contingent indemnification obligations) remain unsatisfied, the Company agrees that:
(a) General Covenants.
(i)Defense of Collateral. The Company will appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or Aron’s right or interest in, the Collateral.
(ii)Preservation of Collateral. The Company will do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.
(iii)Compliance with Laws, Etc. The Company will comply in all material respects with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

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(iv)Location of Books and Chief Executive Office. The Company will: (A) keep all Books pertaining to the Rights to Payment at the locations set forth in Schedule 1; and (B) give at least 30 days’ prior written notice to Aron of (1) any changes in any such location where Books pertaining to the Rights to Payment are kept, including any change of name or address of any service bureau, computer or data processing company or other Person preparing or maintaining any Books or collecting Rights to Payment for the Company or (2) any changes in the location of the Company’s chief executive office or principal place of business.
(v)Location of Collateral. The Company will: (A) keep the Collateral at the locations set forth in Schedule 1, or at such other locations as may be disclosed in writing to Aron pursuant to clause (B) and will not remove any such Collateral from such locations (other than in connection with sales of Inventory in the ordinary course of the Company’s business, other dispositions permitted by Section 18.5(c)(iv) of the S&O Agreement, as otherwise permitted under the S&O Agreement and movements of Collateral from one disclosed location to another disclosed location within the United States), except upon at least 30 days’ prior written notice of any removal to Aron; and (B) give Aron at least 30 days’ prior written notice of any change in the locations set forth in Schedule 1.
(vi)Change in Name, Identity or Structure. The Company will give at least 30 days’ prior written notice to Aron of (A) any change in its name, (B) any change in its jurisdiction of organization, (C) any change in its registration as an organization (or any new such registration); and (D) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or seriously misleading; provided that the Company shall not change its jurisdiction of organization to a jurisdiction outside of the United States.
(vii)Maintenance of Records. The Company will keep separate, accurate and complete Books with respect to the Collateral, disclosing Aron’s security interest hereunder.
(viii)Leased Premises; Collateral Held by Warehouseman, Bailee, Etc.
(A)The Company will use commercially reasonable efforts to obtain from each Person from whom the Company leases any premises, and from each other Person at whose premises any Collateral is at any time present (including any bailee, warehouseman or similar Person), within 45 days of (1) the Second Restatement Effective Date, or (2) if later, the date the Company enters into a lease of or a contract to hold Collateral at any premises, any such collateral access, subordination, landlord waiver, bailment, consent and estoppel agreements, as Aron may reasonably require, in form and substance satisfactory to Aron; provided that, with respect to any such Person that is an Affiliate of the Company, the Company will cause such Person to deliver to Aron a “bailee’s letter” in substantially the form attached as Exhibit A hereto no later than 45 days after the Second Restatement Effective Date, or, if later, the date such lease or contract is entered into. In the event that any such Person becomes an Affiliate of the Company after the date hereof, the Company will cause such Person to deliver such bailee’s letter no later than 45 days after the date such Person becomes an Affiliate of the Company.
(ix)Rights to Payment. The Company will:
(A)with such frequency as Aron may reasonably require but no more than once per fiscal quarter, or as may be required under the S&O Agreement, furnish to Aron full and complete reports, in form and substance satisfactory to Aron, with respect to the Accounts;
(B)if any Accounts arise from contracts with the United States or any department, agency or instrumentality thereof, promptly notify Aron thereof and execute any

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documents and instruments and take any other steps reasonably requested by Aron in order that all monies due and to become due thereunder shall be assigned to Aron and notice thereof be given to the Federal authorities sufficient for such security interest to be recognized under the Federal Assignment of Claims Act;
(C)(1) upon the reasonable request of Aron at any time, notify all or any designated portion of the account debtors and other obligors on the Rights to Payment of the security interest hereunder, and (2)  upon the occurrence and during the continuance of an Event of Default and upon the request of Aron, notify the account debtors and other obligors on the Rights to Payment or any designated portion thereof that payment shall be made directly to Aron or to such other Person or location as Aron shall specify;
(D)take any and all actions, including actions requested by Aron, to ensure that all Accounts of the Company will be paid to a bank deposit account at a bank acceptable to Aron and with which Aron has entered into a Control Agreement in favor of Aron (the “Collection Account”) and pursuant to which Aron has a perfected security interest therein and, if any Person obligated on an Account constituting Collateral pays directly to the Company, the Company shall promptly remit such sums to the Collection Account. Until deposited in the Collection Account, any such amounts to be remitted shall be held in trust for the benefit of Aron and shall be segregated from other funds of the Company. Upon the occurrence of an Event of Default, Aron shall have the right to notify the customers or obligors under any Accounts of the assignment of such Accounts to Aron and to direct such customers or obligors to make payment of all amounts due or to become due directly to Aron or to such other account designated by Aron; and
(E)without limiting the Company’s obligations under clause (D), upon the occurrence and during the continuance of any Event of Default and the exercise of remedies by Aron under any Transaction Document, establish such lockbox or similar arrangements for the payment of the Accounts and other Rights to Payment as Aron shall require.
As used in this Section 5(a)(ix), the term “Accounts” shall exclude any Accounts constituting identifiable proceeds of the Note Collateral.
(x)Instruments, Investment Property, Etc. Upon the request of Aron, the Company will (A) promptly deliver to Aron, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Instruments, Documents, Chattel Paper and certificated securities with respect to any Investment Property, all letters of credit, and all other Rights to Payment, in each case, constituting Collateral and at any time evidenced by promissory notes, trade acceptances or other instruments, (B) cause any securities intermediaries to show on their books that Aron is the entitlement holder with respect to any Investment Property constituting Collateral, and/or obtain Control Agreements in favor of Aron from such securities intermediaries, in form and substance satisfactory to Aron, with respect to any Investment Property constituting Collateral, as reasonably requested by Aron, and (C) provide such notice, obtain such acknowledgments and take all such other action, with respect to any Chattel Paper, Documents and Letter-of-Credit Rights, in each case, constituting Collateral, as Aron shall reasonably specify.
(xi)Deposit Accounts and Securities Accounts. The Company will give Aron prompt notice of the establishment of any new Deposit Account and of any new securities account (other than an Excluded Account) established by the Company with respect to any Investment Property.
(xii)Inventory. The Company will not store any Inventory with a bailee, warehouseman or similar Person or on premises leased to the Company other than in Included

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Locations (solely to the extent contemplated and permitted under the S&O Agreement) and those locations identified in Schedule 1, and will not dispose of any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or similar basis, and will not acquire any Inventory from any Person on any such basis, without in each case giving Aron prior written notice thereof.
(xiii)Notices, Reports and Information. The Company will (A) notify Aron of any other modifications of or additions to the information contained in Schedule 1 (including any acquisition or holding of an interest in any Chattel Paper, Commercial Tort Claims and Letter-of-Credit Rights constituting Collateral); (B) notify Aron of any material claim made or asserted against the Collateral by any Person and of any change in the composition of the Collateral or other event which could materially adversely affect the value of the Collateral or Aron’s Lien thereon; (C) furnish to Aron such listings, descriptions and schedules with respect to Inventory, and such other reports and other information in connection with the Collateral, as Aron may reasonably request, all in reasonable detail; and (D) upon the reasonable request of Aron make such demands and requests for information and reports as the Company is entitled to make in respect of the Collateral.
(xiv)Insurance. (A) The Company shall carry and maintain in full force and effect, at the expense of the Company all insurance coverages with financially sound and reputable insurance companies and comply with all agreements in respect thereof as required by Article 16 of the S&O Agreement.
(B)The Company shall take all actions, including actions requested by Aron, to ensure that all insurance proceeds payable to the Company with respect to the Collateral will be paid to a bank deposit account at a bank acceptable to Aron and with which Aron has entered into a Control Agreement in favor of Aron (the “Insurance Proceeds Account”) and pursuant to which Aron has a perfected security interest therein and, if any insurance proceeds with respect to the Collateral are paid directly to the Company, the Company shall promptly remit such sums to the Insurance Proceeds Account. Until deposited in the Insurance Proceeds Account, any such amounts to be remitted shall be held in trust for the benefit of Aron and shall be segregated from other funds of the Company.
SECTION 6 Rights to Payment and Pledged Collateral.
(a) Collection of Rights to Payment. Until Aron exercises its rights hereunder to collect Rights to Payment, the Company shall endeavor in the first instance diligently and in the ordinary course of its business to collect all amounts due or to become due on or with respect to the Rights to Payment. At the request of Aron, upon the occurrence and during the continuance of any Event of Default, all remittances received by the Company with respect to the Collateral shall be held in trust for Aron and, in accordance with Aron’s instructions, remitted to Aron or deposited to an account with Aron in the form received (with any necessary endorsements or instruments of assignment or transfer).
(b) Pledged Collateral. Unless and until an Event of Default shall have occurred and be continuing, the Company shall be entitled to receive and retain for its own account any cash dividend on or other cash distribution or payment, if any, in respect of the Pledged Collateral; provided, however, that, the Company shall not be entitled to receive (i) cash paid, payable or otherwise distributed in redemption of, or in exchange for or in substitution of, any Pledged Collateral held by the Company, or (ii) dividends and other distributions paid or payable in cash in respect of any such Pledged Collateral in connection with a partial or total liquidation or dissolution of any Person whose ownership interests constitute Pledged Collateral or in connection with a reduction of capital, capital surplus or paid-in-surplus or any other type of recapitalization involving any such Person. At the request

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of Aron, upon the occurrence and during the continuance of any Event of Default, Aron shall be entitled to receive all distributions and payments of any nature with respect to any Pledged Collateral, and all such distributions or payments held by the Company shall be held in trust for Aron and, in accordance with Aron’s instructions, remitted to Aron or deposited to an account with Aron in the form received (with any necessary endorsements or instruments of assignment or transfer). Following the occurrence and during the continuance of an Event of Default, any such distributions and payments with respect to any Pledged Collateral held in any securities account shall be held and retained in such securities account, in each case as part of the Collateral hereunder. Additionally, Aron shall have the right, upon the occurrence and during the continuance of an Event of Default, following prior written notice to the Company, to exercise voting rights and to exercise rights to give consents, ratifications and waivers with respect to any Pledged Collateral, and to exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining thereto, as if Aron were the absolute owner thereof; provided that Aron shall have no duty to exercise any of the foregoing rights afforded to it and shall not be responsible to the Company or any other Person for any failure to do so or delay in doing so.
(c) [Reserved].
(d) Certain Other Administrative Matters. Upon the occurrence and during the continuance of any Event of Default, Aron may cause any of the Pledged Collateral to be transferred into its name or into the name of its nominee or nominees (subject to the rights of the Company specified in this Section 6). If available and if otherwise required by this Agreement, Aron shall have the right to exchange uncertificated Pledged Collateral for certificated Pledged Collateral, and to exchange certificated Pledged Collateral for certificates of larger or smaller denominations, for any purpose consistent with this Agreement.
SECTION 7 Authorization; Aron Appointed Attorney-in-Fact. Aron shall have the right to, in the name of the Company, or in the name of Aron or otherwise, without notice to or assent by the Company, and the Company hereby constitutes and appoints Aron (and any of Aron’s officers, employees or agents designated by Aron) as the Company’s true and lawful attorney-in-fact, with full power and authority to:
(a)    file any of the financing statements which must be filed to perfect or continue perfected, maintain the priority of or provide notice of Aron’s security interest in the Collateral;
(b)    take possession of and endorse any notes, acceptances, checks, drafts, money orders or other forms of payment or security and collect any Proceeds of any Collateral;
(c)    sign and endorse any invoice or bill of lading relating to any of the Collateral, warehouse or storage receipts, drafts against customers or other obligors, assignments, notices of assignment, verifications and notices to customers or other obligors;
(d)    notify the U.S. Postal Service or other postal authorities to change the address for delivery of mail addressed to the Company to such address as Aron may designate and, without limiting the generality of the foregoing, establish with any Person lockbox or similar arrangements for the payment of the Rights to Payment;
(e)    receive, open and dispose of all mail addressed to the Company;
(f)    send requests for verification of Rights to Payment to the customers or other obligors of the Company;

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(g)    contact, or direct the Company to contact, all account debtors and other obligors on the Rights to Payment and instruct such account debtors and other obligors to make all payments directly to Aron;
(h)    assert, adjust, sue for, compromise or release any claims under any policies of insurance;
(i)    exercise dominion and control over, and refuse to permit further withdrawals from, Deposit Accounts constituting Collateral and maintained with Aron or any other bank, financial institution or other Person;
(j)    notify each Person maintaining lockbox or similar arrangements for the payment of the Rights to Payment to remit all amounts representing collections on the Rights to Payment directly to Aron;
(k)    ask, demand, collect, receive and give acquittances and receipts for any and all Rights to Payment, enforce payment or any other rights in respect of the Rights to Payment and other Collateral, grant consents, agree to any amendments, modifications or waivers of the agreements and documents governing the Rights to Payment and other Collateral, and otherwise file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Collateral, as Aron may deem necessary or desirable to maintain, preserve and protect the Collateral, to collect the Collateral or to enforce the rights of Aron with respect to the Collateral;
(l)    [Reserved].
(m)    execute any and all endorsements, assignments or other documents and instruments necessary to sell, lease, assign, convey or otherwise transfer title in or dispose of the Collateral;
(n)    execute and deliver to any securities intermediary or other Person any entitlement order or other notice, document or instrument which Aron may deem necessary or advisable to maintain, protect, realize upon and preserve the Deposit Accounts and Investment Property constituting Collateral and Aron’s security interest therein; and
(o)    execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of the Company, which Aron may deem necessary or advisable to maintain, protect, realize upon and preserve the Collateral and Aron’s security interest therein and to accomplish the purposes of this Agreement.
Aron agrees that, except upon the occurrence and during the continuance of an Event of Default, it shall not exercise the power of attorney, or any rights granted to Aron, pursuant to clauses (b) through (n). The foregoing power of attorney is coupled with an interest and irrevocable so long as the Secured Obligations have not been paid and performed in full. The Company hereby ratifies, to the extent permitted by law, all that Aron shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.
SECTION 8 Aron Performance of Company Obligations. Aron may perform or pay any obligation which the Company has agreed to perform or pay under or in connection with this Agreement, and the Company shall reimburse Aron on demand for any amounts paid by Aron pursuant to this Section 8.
SECTION 9 Aron’s Duties. Notwithstanding any provision contained in this Agreement, Aron shall have no duty to exercise any of the rights, privileges or powers afforded

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to it and shall not be responsible to the Company or any other Person for any failure to do so or delay in doing so. Beyond the exercise of reasonable care to assure the safe custody of Collateral in Aron’s possession and the accounting for moneys actually received by Aron hereunder, Aron shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Collateral.
SECTION 10 Remedies.
(a) Remedies. Upon the occurrence and during the continuance of any Event of Default, Aron shall have, in addition to all other rights and remedies granted to it in this Agreement, the S&O Agreement or any other Transaction Document, all rights and remedies of a secured party under the UCC and other Applicable Law. Without limiting the generality of the foregoing, the Company agrees that:
(i)Aron may peaceably and without notice enter any premises of the Company, take possession of any Collateral, remove or dispose of all or part of the Collateral on any premises of the Company or elsewhere, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as Aron may determine.
(ii)Aron may require the Company to assemble all or any part of the Collateral and make it available to Aron at any place and time designated by Aron.
(iii)[Reserved].
(iv)Aron may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by Applicable Law).
(v)Aron may withdraw (or cause to be withdrawn) any and all funds from any Deposit Accounts or securities accounts constituting Collateral.
(vi)Aron may sell, resell, lease, use, assign, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of the Company’s assets, without charge or liability to Aron therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit or for future delivery without assumption of any credit risk, all as Aron deems advisable; provided, however, that the Company shall be credited with the net proceeds of sale only when such proceeds are finally collected by Aron. Aron shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption the Company hereby releases, to the extent permitted by law. Aron shall give the Company such notice of any public or private sale as may be required by the UCC or other Applicable Law. The Company recognizes that Aron may be unable to make a public sale of any or all of the Pledged Collateral, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale.
(vii)    Aron shall not have any obligation to clean-up or otherwise prepare the Collateral for sale. Aron has no obligation to attempt to satisfy the Secured Obligations by collecting them from any other Person liable for them and Aron may release, modify or waive any Collateral provided by any other Person to secure any of the Secured Obligations, all without affecting Aron’s rights against the Company. The Company waives any right it may have to

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require Aron to pursue any third Person for any of the Secured Obligations. Aron may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. Aron may sell the Collateral without giving any warranties as to the Collateral. Aron may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If Aron sells any of the Collateral upon credit, the Company will be credited only with payments actually made by the purchaser, received by Aron and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Aron may resell the Collateral and the Company shall be credited with the proceeds of the sale.

(b) [Reserved].
(c) Proceeds Account. To the extent that any of the Secured Obligations may be contingent, unmatured or unliquidated at such time as there may exist an Event of Default, Aron may, at its election, (i) retain the proceeds of any sale, collection, disposition or other realization upon the Collateral (or any portion thereof) in a special purpose non-interest-bearing restricted deposit account (the “Proceeds Account”) created and maintained by Aron for such purpose (which shall constitute a Deposit Account included within the Collateral hereunder) until such time as Aron may elect to apply such proceeds to the Secured Obligations, and the Company agrees that such retention of such proceeds by Aron shall not be deemed strict foreclosure with respect thereto; (ii) in any manner elected by Aron, estimate the liquidated amount of any such contingent, unmatured or unliquidated claims and apply the proceeds of the Collateral against such amount; or (iii) otherwise proceed in any manner permitted by Applicable Law. The Company agrees that the Proceeds Account shall be a blocked account and that upon the irrevocable deposit of funds into the Proceeds Account, the Company shall not have any right of withdrawal with respect to such funds. Accordingly, the Company irrevocably waives until the termination of this Agreement in accordance with Section 23 the right to make any withdrawal from the Proceeds Account and the right to instruct Aron to honor drafts against the Proceeds Account.
(d) Application of Proceeds. The cash proceeds actually received from the sale or other disposition or collection of the Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied as provided in Article 19 of the S&O Agreement. Any surplus thereof which exists after payment and performance in full of the Secured Obligations shall be promptly paid over to the Company or otherwise disposed of in accordance with the UCC or other Applicable Law. The Company shall remain liable to Aron for any deficiency which exists after any sale or other disposition or collection of Collateral.
SECTION 11 Certain Waivers. The Company waives, to the fullest extent permitted by law, (a) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Secured Obligations; (b) any right to require Aron (i) to proceed against any Person, (ii) to exhaust any other collateral or security for any of the Secured Obligations, (iii) to pursue any remedy in Aron’s power, or (iv) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (c) all claims, damages, and demands against Aron arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral, unless such damages, and claims and demands in respect thereof, are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from Aron’s gross negligence or willful misconduct.

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SECTION 12 Notices. All notices or other communications hereunder shall be given in the manner and to the addresses specified in the S&O Agreement, subject to the terms set forth in Article 27 of the S&O Agreement. Each of the Company and Aron may change its address, facsimile number or email address for notices and other communications hereunder by notice to the other parties.
SECTION 13 No Waiver; Cumulative Remedies. No failure on the part of Aron to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Aron.
SECTION 14 Costs and Expenses; Indemnification; Other Charges.
(a) Costs and Expenses. The Company agrees to pay:
(i)    all reasonable out-of-pocket expenses incurred by Aron and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Aron), and shall pay all reasonable fees and time charges and disbursements for attorneys who may be employees of Aron, in connection with the preparation, negotiation, execution, delivery and administration of this Agreement, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including in connection with the preservation or custody of any Collateral;
(ii)    all reasonable out-of-pocket expenses incurred by Aron (including the reasonable fees, charges and disbursements of any counsel for Aron), and shall pay all reasonable fees and time charges for attorneys who may be employees of Aron, in connection with the enforcement or protection of its rights (A) in connection with this Agreement, including its rights under this Section, (B) in connection with the Secured Obligations, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Secured Obligations, and including in or in connection with any Insolvency Proceeding, and (C)  in connection with the protection, sale or collection of, or other realization upon, any of the Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral; and
(iii)    all title, appraisal (including the allocated cost of internal appraisal services), survey, audit, environmental inspection, consulting, search, recording, filing and similar costs, fees and expenses incurred or sustained by Aron or any of its Affiliates in connection with this Agreement or the Collateral.
(b) Indemnification. The Company hereby agrees to indemnify Aron, any Affiliate thereof (and any agent thereof) and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Company), other than such Indemnitee and its Related Parties, arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) the

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Secured Obligations or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Transaction Document, if the Company has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c) Payment. All amounts due under this Section shall be payable not later than 10 days after demand therefor.
(d) Interest. Any amounts payable to Aron under this Section 14 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the Default Interest Rate in accordance with the S&O Agreement.
(e) Survival. The agreements in this Section 14 shall survive the termination of the Agreement and the repayment of all Secured Obligations.
SECTION 15 Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Company, Aron, each indemnified Person referred to in Section 14, and their respective successors and assigns and shall bind any Person who becomes bound as a debtor to this Agreement.
SECTION 16 Governing Law. THIS AGREEMENT SHALL BE GOVERENED BY, CONSTRUED AND ENFORCED UNDER THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER STATE.
SECTION 17 Submission to Jurisdiction. EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT OF COMPETENT JURISDICTION SITUATED IN THE CITY OF NEW YORK, (WITHOUT RECOURSE TO ARBITRATION UNLESS BOTH PARTIES AGREE IN WRITING), AND TO SERVICE OF PROCESS BY CERTIFIED MAIL, DELIVERED TO THE PARTY AT THE ADDRESS INDICATED IN SCHEDULE M OF THE S&O AGREEMENT. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION TO PERSONAL JURISDICTION, WHETHER ON GROUNDS OF VENUE, RESIDENCE OR DOMICILE.
SECTION 18 Waiver of Jury Trial. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDINGS RELATING TO THIS AGREEMENT.
SECTION 19 Entire Agreement; Amendment. THE TERMS OF THIS AGREEMENT CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE MATTERS SET FORTH IN THIS AGREEMENT, AND NO REPRESENTATIONS OR WARRANTIES SHALL BE IMPLIED OR PROVISIONS ADDED IN THE ABSENCE OF A WRITTEN AGREEMENT TO SUCH EFFECT BETWEEN THE

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PARTIES. THIS AGREEMENT SHALL NOT BE AMENDED EXCEPT BY THE WRITTEN AGREEMENT OF THE PARTIES HERETO.
SECTION 20 Severability. If any Article, Section or provision of this Agreement shall be determined to be null and void, voidable or invalid by a court of competent jurisdiction, then for such period that the same is void or invalid, it shall be deemed to be deleted from this Agreement and the remaining portions of this Agreement shall remain in full force and effect.
SECTION 21 Counterparts. This Agreement may be executed by the parties in separate counterparts and initially delivered by facsimile transmission or otherwise, with original signature pages to follow, and all such counterparts shall together constitute one and the same instrument.
SECTION 22 No Inconsistent Requirements. The Company acknowledges that this Agreement and the other Transaction Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.
SECTION 23 Termination. Upon termination of the S&O Agreement and the other Transaction Documents and the performance of the obligations thereunder, the security interests created by this Agreement shall terminate and Aron shall promptly execute and deliver to the Company such documents and instruments reasonably requested by the Company as shall be necessary to evidence the termination of all security interests given by the Company to Aron hereunder.
[Remainder of page intentionally left blank; signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.
COMPANY:
PAR HAWAII REFINING, LLC

By: /s/ William Monteleone
Name: William Monteleone
Title: Chief Financial Officer
Signature Page 1 to Second Amended and Restated Pledge and Security Agreement

ARON:
J. ARON & COMPANY LLC

By: /s/ Simon Collier
Name: Simon Collier
Title: Attorney In Fact
Signature Page 2 to Second Amended and Restated Pledge and Security Agreement